Exhibit 99.1

Porter Bancorp Reports 1st Quarter 2016 Net Income of $1.4 Million or $0.05 Per Diluted Share

Reports 13% NPA Reduction in 1st Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 27, 2016--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the first quarter of 2016.

The Company reported that net income attributable to common shareholders for the first quarter of 2016 was $1.4 million, or $0.05 per basic and diluted common share, compared with $409,000, or $0.02 per basic and diluted share, for the first quarter of 2015.

John T. Taylor, President and CEO of the Company noted, “PBI Bank has continued to make significant progress in reducing its non-performing assets. In the first quarter of 2016, non-performing assets were reduced by $4.3 million after achieving reductions of $12.9 million in the fourth quarter of 2015. In addition to lowering the risk profile of the Company, we are pleased to see a return to profitability, as the cost to remediate non-performing assets continues to decline, and we continued the all-important work to attract new customers and provide high quality service to our existing customer base.”

Net Interest Income – Net interest income before provision expense increased to $7.7 million for the first quarter of 2016 compared with $7.4 million in the fourth quarter of 2015, and $7.3 million in the first quarter of 2015. Average loans remained consistent at $620.1 million for the first quarter of 2016 compared with $619.5 million in the fourth quarter of 2015 and declined compared to $643.0 million in the first quarter of 2015. Net interest margin increased to 3.53% in the first quarter of 2016, compared with 3.32% in the fourth quarter of 2015 and 3.21% in the first quarter of 2015.

Our yield on earning assets improved to 4.23% in the first quarter of 2016 compared to 4.02% in the fourth quarter of 2015 and 4.03% in the first quarter of 2015. The yield on earning assets was positively impacted in the first quarter of 2016 by the collection of previously charged-off accrued uncollected interest of approximately $285,000 along with the full unpaid balance on three nonaccrual loans. Our cost of funds was 0.79% in the first quarter of 2016 and the fourth quarter of 2015 and improved from 0.91% in the first quarter of 2015.

Allowance for Loan Losses – The allowance for loan losses to total loans was 1.83% at March 31, 2016 compared to 1.95% at December 31, 2015, and 2.94% at March 31, 2015. The declining level of the allowance is primarily driven by declining historical charge-off levels and improving trends in loan category risk ratings. Net loan charge-offs were $151,000 for the first quarter of 2016, compared to net recoveries of $143,000 for the fourth quarter of 2015 and net charge-offs of $767,000 for the first quarter of 2015. The allowance for loan losses for loans evaluated collectively for impairment was 1.83% at March 31, 2016, compared with 1.98% at December 31, 2015, and 3.18% at March 31, 2015. Because of ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio, a negative provision of $550,000 was recorded for the first quarter of 2016, compared to a negative provision of $2.3 million for the fourth quarter of 2015 and no provision for loan losses in the first quarter of 2015.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $29.0 million, or 3.09% of total assets at March 31, 2016, compared with $33.3 million, or 3.51% of total assets at December 31, 2015, and $80.1 million, or 7.94% of total assets at March 31, 2015.

Non-performing loans decreased to $11.1 million, or 1.79% of total loans at March 31, 2016, compared with $14.1 million, or 2.28% of total loans at December 31, 2015, and decreased from $36.5 million, or 5.77% of total loans at March 31, 2015. The decrease from the previous quarter was primarily driven by $2.7 million in principal payments received on nonaccrual loans, $441,000 of nonaccrual loans migrating to OREO, and $644,000 in charge-offs.

OREO at March 31, 2016, decreased to $17.9 million, compared with $19.2 million at December 31, 2015, and $43.6 million at March 31, 2015. The Company acquired $441,000 in OREO and sold $1.3 million in OREO during the first quarter of 2016. Fair value write-downs arising from lower marketing prices or new appraisals totaled $500,000 in the first quarter of 2016, compared with $2.8 million in the fourth quarter of 2015 and $300,000 in the first quarter of 2015.

The following table details past due loans and non-performing assets as of:

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(in thousands)
Past due loans:
30 – 59 days	$1,829	$3,133	$1,972	$1,941	$4,370
60 – 89 days	62	241	578	650	1,769
90 days or more	—	—	—	92	18
Nonaccrual loans	11,119	14,087	16,987	30,215	36,500
Total past due and nonaccrual loans	$13,010	$17,461	$19,537	$32,898	$42,657

Loans past due 90 days or more	$—	$—	$—	$92	$18
Nonaccrual loans	11,119	14,087	16,987	30,215	36,500
OREO	17,861	19,214	29,177	39,545	43,618
Other repossessed assets	—	—	—	—	—
Total non-performing Assets	$28,980	$33,301	$46,164	$69,852	$80,136

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $14.9 million at March 31, 2016, compared to $17.4 million at December 31, 2015 and $18.8 million at March 31, 2015.

Non-interest Income – Non-interest income increased $167,000 to $1.4 million for the first quarter of 2016, compared with $1.2 million for the fourth quarter of 2015, and decreased $1.3 million compared with $2.7 million for the first quarter of 2015. Gain on sales of securities was $203,000 in the first quarter of 2016, compared to $70,000 in the fourth quarter of 2015 and $1.5 million in the first quarter of 2015.

Non-interest Expense – Non-interest expense decreased $3.5 million to $8.1 million for the first quarter of 2016, compared with $11.6 million for the fourth quarter of 2015, and decreased $1.3 million compared with $9.4 million for the first quarter of 2015. This decrease from the fourth quarter of 2015 was primarily due to a reduction in OREO expenses of approximately $2.8 million as fair value write-downs based upon reductions in listing prices as well as new appraisals declined from $2.8 million in the fourth quarter of 2015 to $500,000 in the first quarter of 2016. We also had reductions in professional fees and loan collection expenses in the first quarter of 2016 compared to the fourth and first quarters of 2015.

Capital – At March 31, 2016, PBI Bank’s Tier 1 leverage ratio was 6.39% compared with 6.08% at December 31, 2015, and its Total risk-based capital ratio was 10.64% at March 31, 2016, compared with 10.58% at December 31, 2015, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At March 31, 2016, Porter Bancorp’s leverage ratio was 5.03% compared with 4.74% at December 31, 2015, and its Total risk-based capital ratio was 10.46%, compared with 10.46% at December 31, 2015. At March 31, 2016, PBI Bank’s Common equity Tier I risk-based capital ratio was 8.94%, and Porter Bancorp’s Common equity Tier I risk-based capital ratio was 5.21%.

Subsequent to March 31, 2015, the Company completed a private placement of common stock to accredited investors on April 15, 2016. In the transaction, the Company issued 2.9 million common shares and 1.1 million non-voting common shares at $1.25 each resulting in total proceeds of $5.0 million. Approximately $2.8 million of the proceeds were directed by investors to make interest payments and bring current the Company’s trust preferred securities which had been in deferral since 2011. The balance of the proceeds will be used for general corporate purposes and to support the Company’s wholly-owned subsidiary, PBI Bank.

Among the accredited investors participating in the transaction were John T. Taylor, our CEO, and Directors Bradford T. Ray and James M. Parsons. After the transaction, the Company had issued and outstanding 22,986,177 common shares and 7,958,000 non-voting common shares.

About Porter Bancorp, Inc.
Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements
Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information
Unaudited supplemental financial information for the first quarter ending March 31, 2016 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended
	3/31/16	12/31/15	3/31/15

Income Statement Data
Interest income	$9,185	$9,025	$9,203
Interest expense	1,534	1,585	1,913

Net interest income	7,651	7,440	7,290
Provision (negative provision) for loan losses	(550)	(2,300)	—

Net interest income after provision	8,201	9,740	7,290

Service charges on deposits	429	475	409
Bank card interchange fees	202	195	203
Other real estate owned income	256	237	357
Gains (losses) on sales of securities, net	203	70	1,497
Other	301	247	230

Non-interest income	1,391	1,224	2,696

Salaries & employee benefits	3,822	4,062	3,847
Occupancy and equipment	854	936	870
Professional fees	385	572	979
FDIC insurance	523	539	570
Data processing expense	297	268	304
State Franchise and deposit tax	255	265	285
Other real estate owned expense	668	3,506	733
Loan collection expense	82	246	283
Other	1,205	1,171	1,521

Non-interest expense	8,091	11,565	9,392

Income (loss) before income taxes	1,501	(601)	594
Income tax expense	21	—	—

Net income (loss)	1,480	(601)	594
Less:
Earnings (losses) allocated to participating securities	51	(22)	185

Net income (loss) attributable to common	$1,429	$(579)	$409

Weighted average shares – Basic	26,025,327	25,967,066	17,493,397
Weighted average shares – Diluted	26,025,327	25,967,066	17,493,397

Basic earnings (loss) per common share	$0.05	$(0.02)	$0.02
Diluted earnings (loss) per common share	$0.05	$(0.02)	$0.02
Cash dividends declared per common share	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended
	3/31/16	12/31/15	3/31/15

Average Balance Sheet Data
Assets	$937,378	$954,934	$1,011,561
Loans	620,077	619,506	642,959
Earning assets	881,635	900,418	936,037
Deposits	865,125	882,046	931,698
Long-term debt and advances	28,033	28,421	33,902
Interest bearing liabilities	779,438	793,182	854,423
Stockholders’ equity	33,546	33,697	33,971

Performance Ratios
Return on average assets	0.64%	(0.25)%	0.24%
Return on average equity	17.74	(7.08)	7.09
Yield on average earning assets (tax equivalent)	4.23	4.02	4.03
Cost of interest bearing liabilities	0.79	0.79	0.91
Net interest margin (tax equivalent)	3.53	3.32	3.21
Efficiency ratio	91.54	134.57	110.64

Loan Charge-off Data
Loans charged-off	$(749)	$(961)	$(1,327)
Recoveries	598	1,104	560
Net (charge-offs) recoveries	$(151)	$143	$(767)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$14,087	$16,987	$47,175
Net principal pay-downs	(2,712)	(2,472)	(10,754)
Charge-offs	(644)	(756)	(955)
Loans foreclosed and transferred to OREO	(441)	(1,063)	(337)
Loans returned to accrual status	(84)	(29)	(78)
Loans placed on nonaccrual during the period	913	1,420	1,449
Nonaccrual loans at end of period	$11,119	$14,087	$36,500

Troubled Debt Restructurings (TDRs)
Accruing	$14,867	$17,440	$18,798
Nonaccrual	3,479	3,544	19,002
Total	$18,346	$20,984	$37,800

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$19,214	$29,177	$46,197
Real estate acquired	441	1,063	347
Valuation adjustment write-downs	(500)	(2,775)	(300)
Proceeds from sales of properties	(1,349)	(8,150)	(2,629)
Gain (loss) on sales, net	55	(101)	3
OREO at end of period	$17,861	$19,214	$43,618

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14

Assets
Loans	$619,827	$618,666	$624,414	$648,321	$632,428	$624,999
Allowance for loan losses	(11,340)	(12,041)	(14,198)	(16,809)	(18,597)	(19,364)
Net loans	608,487	606,625	610,216	631,512	613,831	605,635
Loans held for sale	113	186	71	125	—	8,926
Securities held to maturity	42,011	42,075	42,138	42,202	42,263	42,325
Securities available for sale	141,525	144,978	146,837	151,758	157,290	190,791
Federal funds sold & interest bearing deposits	72,209	85,329	73,940	63,987	101,872	66,011
Cash and due from financial institutions	8,097	8,006	6,540	7,403	7,899	14,169
Premises and equipment	18,751	18,812	19,109	19,167	19,323	19,507
Bank owned life insurance	14,531	9,441	9,381	9,320	9,231	9,167
FHLB Stock	7,323	7,323	7,323	7,323	7,323	7,323
Other real estate owned	17,861	19,214	29,177	39,545	43,618	46,197
Accrued interest receivable and other assets	7,251	6,733	6,748	6,998	7,056	7,938
Total Assets	$938,159	$948,722	$951,480	$979,340	$1,009,706	$1,017,989

Liabilities and Equity
Certificates of deposit	$478,965	$499,827	$534,031	$564,253	$597,117	$574,681
Interest checking	96,465	97,515	83,247	84,627	86,614	91,086
Money market	134,684	125,935	119,324	110,529	102,349	109,734
Savings	35,197	34,677	35,131	35,942	36,418	36,430
Total interest bearing deposits	745,311	757,954	771,733	795,351	822,498	811,931
Demand deposits	120,302	120,043	106,160	108,800	108,011	114,910
Total deposits	865,613	877,997	877,893	904,151	930,509	926,841
Federal funds purchased & repurchase agreements	—	—	—	1,265	1,145	1,341
FHLB advances	2,932	3,081	3,255	3,430	3,597	15,752
Junior subordinated debentures	24,825	25,050	25,275	29,500	29,725	29,950
Accrued interest payable and other liabilities	10,181	10,577	11,249	10,949	10,758	10,640
Total liabilities	903,551	916,705	917,672	949,295	975,734	984,524

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771	8,552
Common stockholders’ equity (deficit)	31,837	29,246	31,037	27,274	31,201	24,913
Total stockholders’ equity	34,608	32,017	33,808	30,045	33,972	33,465
Total Liabilities and Stockholders’ Equity	$938,159	$948,722	$951,480	$979,340	$1,009,706	$1,017,989

Ending shares outstanding	26,944,177	26,947,533	26,949,205	25,759,223	25,663,495	14,890,514
Book value per common share	$1.18	$1.09	$1.15	$1.06	$1.22	$1.67
Tangible book value per common share	1.17	1.07	1.13	1.03	1.18	1.61

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$—	$—	$92	$18	$151
Nonaccrual loans	11,119	14,087	16,987	30,215	36,500	47,175
Total non-performing loans	11,119	14,087	16,987	30,307	36,518	47,326
Real estate acquired through foreclosures	17,861	19,214	29,177	39,545	43,618	46,197
Other repossessed assets	—	—	—	—	—	—
Total non-performing assets	$28,980	$33,301	$46,164	$69,852	$80,136	$93,523

Non-performing loans to total loans	1.79%	2.28%	2.72%	4.67%	5.77%	7.57%
Non-performing assets to total assets	3.09	3.51	4.85	7.13	7.94	9.19
Allowance for loan losses to non-performing loans	101.99	85.48	83.58	55.46	50.93	40.92

Allowance for loans evaluated individually	$464	$428	$469	$842	$254	$752
Loans evaluated individually for impairment	26,236	31,776	34,895	49,011	55,299	71,993
Allowance as % of loans evaluated individually	1.77%	1.35%	1.34%	1.72%	0.46%	1.04%

Allowance for loans evaluated collectively	$10,876	$11,613	$13,729	$15,967	$18,343	$18,612
Loans evaluated collectively for impairment	593,591	586,890	589,519	599,310	577,129	553,006
Allowance as % of loans evaluated collectively	1.83%	1.98%	2.33%	2.66%	3.18%	3.37%

Allowance for loan losses to total loans	1.83%	1.95%	2.27%	2.59%	2.94%	3.10%

Loans by Risk Category
Pass	$534,451	$517,484	$508,470	$509,843	$480,545	$461,126
Watch	59,265	63,363	66,726	67,712	76,876	68,200
Special Mention	1,383	1,395	1,700	1,718	1,110	4,189
Substandard	24,728	36,424	47,518	69,048	73,897	91,484
Doubtful	—	—	—	—	—	—
Total	$619,827	$618,666	$624,414	$648,321	$632,428	$624,999

Risk-based Capital Ratios - Company
Tier I leverage ratio	5.03%	4.74%	4.73%	4.25%	4.13%	4.51%
Common equity Tier I risk-based capital ratio	5.21	5.09	5.07	4.42	4.68	N/A
Tier I risk-based capital ratio	7.03	6.89	6.86	6.02	5.85	6.70
Total risk-based capital ratio	10.46	10.46	10.40	10.25	10.00	10.61

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	6.39%	6.08%	6.01%	5.95%	5.84%	5.78%
Common equity Tier I risk-based capital ratio	8.94	8.84	8.73	8.43	8.32	N/A
Tier I risk-based capital ratio	8.94	8.84	8.73	8.43	8.32	8.59
Total risk-based capital ratio	10.64	10.58	10.50	10.34	10.26	10.57

FTE employees	246	244	246	253	258	264

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer